Exhibit 99.2

       Transaction Summary    1      Transaction StructureSilver Spike Acquisition Corp II (NASDAQ: SPKB) is a publicly listed special purpose acquisition company with $287.5million in cash in trustUpon completion of the transaction, former shareholders of Silver Spike and former shareholders of Eleusis will hold shares of a new holding company named Eleusis Inc., which is expected to be listed on Nasdaq under the symbol ELEUValuationPro forma enterprise value of approximately $446 million with 100% rollover by existing Eleusis equityholdersExisting Eleusis equityholders to receive an earnout at closing of ~6.2 million shares (equal to 14% of pro forma enterprise value): 20% at $12.50, 30% at $15.00 and 50% at $17.50 within three years after closingUse of ProceedsClinical development of ELE-Psilo, preclinical development, and care delivery platform development by AndalaOwnership    Eleusis’s existing shareholders are rolling over 100% of their equity(1)Pro forma ownership49% existing Eleusis equityholders51% SPAC shareholders and SPAC sponsorNote: Assumes no redemptions by SPKB shareholders and cash on Eleusis’s balance sheet of $5.5 million, as of 12/31/2021. Excludes the impact of any incremental financing between announcement and close. Assumes35.0 million shares to existing Eleusis equityholders, 28.8 million shares to existing SPKB shareholders, and 7.2 million shares to SPKB’s sponsor. Excludes earnout consideration to existing Eleusis equityholders and impact of equity incentive plan, employee stock purchase plan and management LTIP (up to 3% of fully diluted shares outstanding, with 25% vesting at $15.00, 25% vesting at $20.00 and 50% vesting at $30.00). Also excludes impact of unvested rollover options representing approximately 10% of Eleusis’s fully diluted shares outstanding as of January 2022. Excludes impact of 7.2 million public warrants and 5.2 million private  placement warrants struck at $11.50.1) If additional financing raised by Eleusis via equity or equity-linked securities, such investors will also roll 100% of the financing into the pro forma company.

   Attractive Valuation Relative to Peers – Phase I Results May Drive Convergence  2            Lead Candidate    ELE-Psilo (Psilocin)  COMP360 (Psilocybin)  GH001 (5-MeO-DMT)  Formulation    IV  Oral  Intranasal  Indication    Major Depressive Disorder  Treatment-Resistant Depression  Treatment-Resistant Depression  Clinical Stage    AnticipatedPhase Ia Results in 1H 2022  Phase II Completed  Phase I/II Completed  Drug Discovery Platform    ✔  ✔  -  Care Delivery Services    ✔  -  -  Enterprise Value (USD)    $446M(Pro Forma Valuation)  $479M  $719M  Enterprise value (USD) of Compass Pathways PLC (CMPS) and GH Research PLC (GHRS) as of January 14, 2022

               Transaction Details  Transaction summary  Sources    Cash in trust  $288  Total uses  $288  Uses    Cash to balance sheet  $258  Estimated transaction fees and expenses  $30  Total uses  $288    Illustrative share price  $10.00  Pro forma shares outstanding (M) a  70.9  Total equity value  $709  Net cash on balance sheet  ($263)  Total enterprise value  $446  Pro forma valuation($M except per share values)  Pro forma ownership  Pro forma enterprise value of $446 million with 100% rollover by existing Eleusis equityholders(1)Existing Eleusis equityholders to receive an earnout at closing of~6.2 million shares (equal to 14% of pro forma enterprise value):20% at $12.50, 30% at $15.00 and 50% at $17.50 within three years after closingUp to 3.5 million founder shares subject to forfeiture based ontotal cash delivered  3  ($ in millions)    Note: Assumes no redemptions by SPKB shareholders and cash on Eleusis’s balance sheet of $5.5 million, as of 12/31/2021. Excludes the impact of any incremental financing between announcement and close. Assumes35.0 million shares to existing Eleusis equityholders, 28.8 million shares to existing SPKB shareholders, and 7.2 million shares to SPKB’s sponsor. Excludes earnout consideration to existing Eleusis equityholders andimpact of equity incentive plan, employee stock purchase plan and management LTIP (up to 3% of fully diluted shares outstanding, with 25% vesting at $15.00, 25% vesting at $20.00 and 50% vesting at $30.00). Also  excludes impact of unvested rollover options representing approximately 10% of Eleusis’s fully diluted shares outstanding as of January 2022. Excludes impact of 7.2 million public warrants and 5.2 million private placement warrants struck at $11.50.1) If additional financing raised by Eleusis via equity or equity-linked securities, such investors will also roll 100% of the financing into the pro forma company.